Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter Ended September 30, 2015 Earnings
Houston, Texas — November 3, 2015 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial results for the quarter ended September 30, 2015 and provided an operational update.
Highlights include:

•	Exceeded production guidance range and increased average daily production to 50,546 barrels of oil equivalent per day (“Boepd”), a 10% increase over the third quarter of 2014.

•	Completed and placed on production 20 gross (15.4 net) operated and 0.7 net non-operated wells in the third quarter of 2015.

•	Total capital expenditures (“CapEx”) were $78.1 million for the three months ended September 30, 2015 and $519.6 million for the nine months ended September 30, 2015.

•	Decreased lease operating expenses (“LOE”) per barrel of oil equivalent (“Boe”) to $7.67, a 27% decrease from the third quarter of 2014 and a 7% sequential quarter decrease.

•
Adjusted EBITDA was $189.2 million in the third quarter of 2015. For a definition of Adjusted EBITDA and a reconciliation of net income and net cash provided by operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.

“Oasis delivered another exceptional quarter by growing production, lowering LOE, delivering better differentials, and driving well costs down further,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “Production of 50,546 Boepd exceeded the top end of our guidance range of 48,000 to 50,000 Boepd and LOE per Boe of $7.67 was below the low end of our guidance range of $8.35 to $9.00. Oil differentials improved to $4.82 per barrel compared to guidance of $5.50 to $6.50. The average cost to complete a slickwater well using all ceramics has fallen from $7.8 million at the end of the second quarter of 2015 to $7.4 million at the end of the third quarter. While costs are coming down, we continue to deliver strong performance with our high intensity completions, consistent with our historical high intensity results.”

“We now plan to complete 80 gross (63.8 net) operated wells during 2015 and have increased our full year guidance to 49,700 to 50,100 Boepd, up from 49,000 to 50,000 Boepd,” added Mr. Nusz. “Completion activity in the fourth quarter of 2015 is expected to be lower than the third quarter, primarily due to operations during winter months. We exited the third quarter of 2015 with 87 gross operated wells waiting on completion. We continue to run three rigs and have now started drilling operations in our Wild Basin project area.”

Michael Lou, Oasis’ Chief Financial Officer also commented, “The Oasis team continues to exceed expectations, allowing us to be cash flow positive, as measured by Adjusted EBITDA less cash interest and CapEx, again in the third quarter. Our operational performance and lower cost structure sets us up to be cash flow positive in the fourth quarter of 2015 and throughout 2016, excluding CapEx for Oasis Midstream Services, or OMS, during 2016. OMS delivered another strong quarter, with Adjusted EBITDA growing to $20.5 million, and OMS Adjusted EBITDA is now projected to exceed $60 million in 2015. OMS has increased produced water volumes flowing on its gathering lines from 40% at year-end 2014 to 75% at the end of the third quarter of 2015.”

“We continue to have a great liquidity position, as our lenders set our borrowing base at $1.525 billion in October 2015, which was equal to the elected commitment amount,” added Mr. Lou.

Operational and Financial Update
The Company’s average daily production and revenues are detailed in the following table:

	Quarter Ended:
	9/30/2015	6/30/2015	9/30/2014
Production (Boepd)	50,546	50,261	45,873
Percent Oil	87.7%	87.6%	89.3%
Average oil sales price, without derivative settlements (per Bbl)	$41.61	$52.04	$87.17
Differential to NYMEX West Texas Intermediate crude oil index prices (“WTI”)	4.82	5.90	10.01
Revenues ($ in thousands):
Oil	$169,672	$208,564	$328,548
Natural gas	5,598	5,546	16,158
Well services (OWS)	15,381	9,219	20,925
Midstream services (OMS)	6,584	6,717	3,028
Total revenues	$197,235	$230,046	$368,659

Well services revenues increased $6.2 million to $15.4 million for the third quarter of 2015 as compared to second quarter of 2015 primarily due to well completion revenue as a result of OWS completing OPNA wells with a higher average third-party working interest in the third quarter of 2015. Midstream revenues were $6.6 million for the three months ended September 30, 2015, which was a $0.1 million sequential quarter decrease, primarily due to decreased fresh water sales, offset by increased water volumes flowing through OMS produced water gathering systems.
The Company’s operating expenses are detailed in the following table:

	Quarter Ended:
	9/30/2015	6/30/2015	9/30/2014
Operating expenses ($ in thousands):
Lease operating expenses (LOE)	$35,670	$37,761	$44,361
Well services (OWS)	8,498	5,343	13,572
Midstream services (OMS)	1,525	2,052	1,350
Marketing, transportation and gathering expenses (1)	7,582	7,667	7,048
Non-cash valuation charges	883	(97)	258
Total operating expenses	$54,158	$52,726	$66,589
Operating expenses ($ per Boe):
Lease operating expenses (LOE)	$7.67	$8.26	$10.51
Marketing, transportation and gathering expenses (1)	1.63	1.68	1.67

(1)	Excludes non-cash valuation charges on pipeline imbalances.

The sequential quarter-over-quarter decrease in LOE per Boe was primarily due to an increase in salt water disposal volumes being transported on OMS pipelines and injected in OMS salt water disposal wells as well as lower workover costs, partially offset by higher costs associated with operating an increased number of producing wells quarter over quarter.
Marketing, transportation and gathering expenses, excluding non-cash valuation charges on pipeline imbalances, remained relatively flat across periods. Currently, the Company is flowing 79% of its gross operated oil production through third-party oil gathering systems.
Production taxes as a percentage of oil and gas revenues were 9.5% in the third quarter of 2015, 10.0% in the third quarter of 2014 and 9.6% in the second quarter of 2015.
Depreciation, depletion and amortization expenses (“DD&A”) totaled $123.7 million in the third quarter of 2015, $107.0 million in the third quarter of 2014 and $119.2 million in the second quarter of 2015. DD&A was $26.61 per Boe in the third quarter of 2015, $25.35 per Boe in the third quarter of 2014 and $26.07 per Boe in the second quarter of 2015. The increase in the third quarter of 2015 DD&A rate was primarily due to lower oil and natural gas prices coupled with increased exploratory and delineation drilling in the Three Forks formation, which has produced lower recoverable reserves in comparison to the Bakken formation.

General and administrative (“G&A”) expenses totaled $22.4 million in the third quarter of 2015, $23.9 million in the third quarter of 2014 and $21.5 million in the second quarter of 2015. G&A expenses for our exploration and production segment totaled $18.9 million in the third quarter of 2015, $20.9 million in the third quarter of 2014 and $19.8 million in the second quarter of 2015. Exploration and production G&A expenses were $4.07 per Boe in the third quarter of 2015, $4.94 per Boe in the third quarter of 2014 and $4.34 per Boe in the second quarter of 2015. Amortization of stock-based compensation, which is included in G&A expenses, remained flat at $6.0 million, or $1.28 per Boe, in the third quarter of 2015 as compared to $6.1 million, or $1.44 per Boe, in the third quarter of 2014 and $6.1 million, or $1.32 per Boe, in the second quarter of 2015.
As a result of its derivative activities and forward oil price changes, the Company incurred a $103.6 million net gain on derivative instruments, including net cash settlement receipts of $78.1 million, for the third quarter of 2015 and a $39.4 million net loss on derivative instruments, including net cash settlement receipts of $104.1 million, for the second quarter of 2015. The net cash settlement receipts from derivative instruments of $78.1 million in the third quarter of 2015 included $28.3 million, $21.4 million and $28.4 million from contract settlements in June 2015, July 2015 and August 2015, respectively. The Company’s derivative instruments do not qualify for and were not designated as hedging instruments for accounting purposes.
Interest expense was $36.5 million for the third quarter of 2015 compared to $39.4 million for the third quarter of 2014 and $37.4 million for the second quarter of 2015. The $0.9 million sequential quarter decrease was primarily due to lower interest expense related to the Company’s revolving credit facility during the third quarter of 2015 as compared to the second quarter of 2015. Capitalized interest totaled $5.1 million for the third quarter of 2015, $2.3 million for the third quarter of 2014 and $4.9 million for the second quarter of 2015.

For the three months ended September 30, 2015, the Company recorded an income tax expense of $20.4 million, resulting in a 43.0% effective tax rate as a percentage of its pre-tax income for the quarter. The Company recorded an income tax benefit of $30.8 million, resulting in a 36.7% effective tax rate as a percentage of its pre-tax loss for the three months ended June 30, 2015. While the Company’s effective tax rate for the three months ended June 30, 2015 was consistent with the statutory tax rate applicable to the U.S. and the blended state rate for the states in which the Company conducts business, the effective tax rate for the three months ended September 30, 2015 was higher due to permanent differences between the stock-based compensation amounts expensed for book purposes versus the amounts deductible for income tax purposes.
Adjusted EBITDA for the third quarter of 2015 was $189.2 million, a 21% decrease from the third quarter of 2014 of $238.8 million, and a 23% decrease from the second quarter of 2015 of $245.4 million. For a definition of Adjusted EBITDA and a reconciliation of net income and net cash provided by operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.
For the third quarter of 2015, the Company reported net income of $27.1 million, or $0.20 per diluted share, as compared to net income of $121.6 million, or $1.21 per diluted share, for the third quarter of 2014. Excluding certain non-cash and non-recurring items and their tax effect in the third quarter of 2015 and 2014, Adjusted Net Income (non-GAAP) was $12.9 million, or $0.09 per diluted share, and $52.3 million, or $0.52 per diluted share, respectively. For a definition of Adjusted Net Income and a reconciliation of net income to Adjusted Net Income, see “Non-GAAP Financial Measures” below.
Capital Expenditures
The following table depicts the Company’s total CapEx by category:

	1Q 2015	2Q 2015	3Q 2015	YTD 2015
CapEx ($ in thousands):
Exploration and production (including OMS)	$261,277	$145,581	$71,819	$478,677
OWS	2,023	19,663	38	21,724
Other CapEx (1)	7,805	5,164	6,196	19,165
Total CapEx (2)	$271,105	$170,408	$78,053	$519,566

(1)	Other CapEx includes such items as administrative capital and capitalized interest.

(2)
CapEx reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis.

Updated Outlook for 2015
The following table includes updates to the Company’s expectations:

	Prior	Updated
Production (Boepd) (Full Year)	49,000 to 50,000	49,700 to 50,100
Production (Boepd) (4Q15)	N/A	47,500 to 49,000
LOE ($/Boe) (Full Year)	$8.35 to $9.00	$8.00 to $8.50
G&A ($MM) (Full Year)	$95 to $100	$90 to $95
Oil Differential (4Q15)	N/A	$4.00 to $5.00
Liquidity
On September 30, 2015, Oasis had total cash and cash equivalents of $12.3 million. As of September 30, 2015, the Company had $180.0 million of borrowings and $5.2 million of outstanding letters of credit issued under its revolving credit facility, resulting in an unused borrowing base capacity of $1,339.8 million.
Hedging Activity
As of November 3, 2015, the Company had the following outstanding commodity derivative contracts, all of which are priced off of WTI and settle monthly:

	Weighted Average Prices ($/Bbl)
Type	Floor	Ceiling	BOPD
September - December 2015
Two-way collars	$86.00	$103.42	5,000
2015 Swaps
September	$73.34	$73.34	23,000
October	$73.36	$73.36	23,000
November	$69.77	$69.77	27,000
December	$69.77	$69.77	27,000
2016 Swaps
January - June	$54.85	$54.85	26,000
July - December	$52.96	$52.96	21,000
2017 Swaps
January - December	$53.62	$53.62	4,000
The September 2015 contracts settled at $25.3 million and will be included in the fourth quarter 2015 derivative settlements.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Wednesday, November 4, 2015
Time:	10:00 a.m. Central Time
Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	3905445
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 3:00 p.m. Central Time on the day of the call and will be available until Wednesday, November 11, 2015 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10075123
The conference call will also be available for replay at www.oasispetroleum.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheet
(Unaudited)

	September 30, 2015	December 31, 2014
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$12,265	$45,811
Accounts receivable — oil and gas revenues	101,977	130,934
Accounts receivable — joint interest partners	96,205	175,537
Inventory	12,929	21,354
Prepaid expenses	8,517	14,273
Derivative instruments	130,747	302,159
Other current assets	1,010	6,539
Total current assets	363,650	696,607
Property, plant and equipment
Oil and gas properties (successful efforts method)	6,337,945	5,966,140
Other property and equipment	436,052	313,439
Less: accumulated depreciation, depletion, amortization and impairment	(1,466,422)	(1,092,793)
Total property, plant and equipment, net	5,307,575	5,186,786
Derivative instruments	4,699	13,348
Deferred financing costs and other assets	49,184	41,671
Total assets	$5,725,108	$5,938,412
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$19,505	$20,958
Revenues and production taxes payable	152,585	209,890
Accrued liabilities	177,134	410,379
Accrued interest payable	24,650	49,786
Deferred income taxes	35,027	97,499
Advances from joint interest partners	5,377	6,616
Other current liabilities	1,655	—
Total current liabilities	415,933	795,128
Long-term debt	2,380,000	2,700,000
Deferred income taxes	571,412	526,770
Asset retirement obligations	44,975	42,097
Derivative instruments	90	—
Other liabilities	3,216	2,116
Total liabilities	3,415,626	4,066,111
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 300,000,000 shares authorized; 139,603,486 shares issued and 139,111,585 shares outstanding at September 30, 2015 and 101,627,296 shares issued and 101,341,619 shares outstanding at December 31, 2014	1,376	1,001
Treasury stock, at cost: 491,901 and 285,677 shares at September 30, 2015 and December 31, 2014, respectively	(13,442)	(10,671)
Additional paid-in capital	1,490,995	1,007,202
Retained earnings	830,553	874,769
Total stockholders’ equity	2,309,482	1,872,301
Total liabilities and stockholders’ equity	$5,725,108	$5,938,412

Oasis Petroleum Inc.
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$175,270	$344,706	$563,239	$1,030,735
Well services and midstream revenues	21,965	23,953	44,429	59,821
Total revenues	197,235	368,659	607,668	1,090,556
Operating expenses
Lease operating expenses	35,670	44,361	112,556	124,903
Well services and midstream operating expenses	10,023	14,922	19,370	34,611
Marketing, transportation and gathering expenses	8,465	7,306	23,313	19,606
Production taxes	16,676	34,584	53,915	100,880
Depreciation, depletion and amortization	123,734	106,972	361,430	295,520
Exploration expenses	327	1,100	2,252	1,955
Rig termination	—	—	3,895	—
Impairment of oil and gas properties	80	1,439	24,917	2,243
General and administrative expenses	22,358	23,915	67,190	68,186
Total operating expenses	217,333	234,599	668,838	647,904
Gain on sale of properties	172	43	172	187,076
Operating income (loss)	(19,926)	134,103	(60,998)	629,728
Other income (expense)
Net gain on derivative instruments	103,637	103,426	111,285	20,253
Interest expense, net of capitalized interest	(36,513)	(39,420)	(112,702)	(118,568)
Other income (expense)	249	(38)	370	250
Total other income (expense)	67,373	63,968	(1,047)	(98,065)
Income (loss) before income taxes	47,447	198,071	(62,045)	531,663
Income tax benefit (expense)	(20,392)	(76,484)	17,829	(201,290)
Net income (loss)	$27,055	$121,587	$(44,216)	$330,373
Earnings (loss) per share:
Basic	$0.20	$1.22	$(0.35)	$3.32
Diluted	0.20	1.21	(0.35)	3.29
Weighted average shares outstanding:
Basic	137,014	99,715	127,827	99,647
Diluted	137,014	100,306	127,827	100,356

Oasis Petroleum Inc.
Selected Financial and Operational Statistics
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating results (in thousands):
Revenues
Oil	$169,672	$328,548	$542,049	$972,338
Natural gas	5,598	16,158	21,190	58,397
Well services and midstream	21,965	23,953	44,429	59,821
Total revenues	$197,235	$368,659	$607,668	$1,090,556
Production data:
Oil (MBbls)	4,077	3,769	12,107	10,759
Natural gas (MMcf)	3,438	2,707	9,940	7,752
Oil equivalents (MBoe)	4,650	4,220	13,764	12,051
Average daily production (Boe/d)	50,546	45,873	50,418	44,143
Average sales prices:
Oil, without derivative settlements (per Bbl)	$41.61	$87.17	$44.77	$90.37
Oil, with derivative settlements (per Bbl) (1)	60.77	84.22	68.84	88.07
Natural gas (per Mcf) (2)	1.63	5.97	2.13	7.53
Costs and expenses (per Boe of production):
Lease operating expenses	$7.67	$10.51	$8.18	$10.36
Marketing, transportation and gathering expenses (3)	1.63	1.67	1.64	1.66
Production taxes	3.59	8.19	3.92	8.37
Depreciation, depletion and amortization	26.61	25.35	26.26	24.52
G&A expenses	4.81	5.67	4.88	5.66
Exploration and production G&A expenses	4.07	4.94	4.43	5.10

(1)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for and were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	Natural gas prices include the value for natural gas and natural gas liquids.

(3)	Excludes non-cash valuation charges on pipeline imbalances.

Oasis Petroleum Inc.
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(44,216)	$330,373
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	361,430	295,520
Gain on sale of properties	(172)	(187,076)
Impairment of oil and gas properties	24,917	2,243
Deferred income taxes	(17,829)	197,548
Derivative instruments	(111,285)	(20,253)
Stock-based compensation expenses	19,629	15,755
Deferred financing costs amortization and other	7,468	5,209
Working capital and other changes:
Change in accounts receivable	108,309	(62,581)
Change in inventory	8,425	(4,089)
Change in prepaid expenses	638	(3,179)
Change in other current assets	5,529	(1,581)
Change in other assets	—	(3,069)
Change in accounts payable and accrued liabilities	(84,133)	108,788
Change in other current liabilities	1,655	—
Change in other liabilities	(28)	(116)
Net cash provided by operating activities	280,337	673,492
Cash flows from investing activities:
Capital expenditures	(740,633)	(998,889)
Proceeds from sale of properties	78	324,938
Costs related to sale of properties	—	(2,337)
Derivative settlements	291,436	(24,773)
Advances from joint interest partners	(1,239)	(6,053)
Net cash used in investing activities	(450,358)	(707,114)
Cash flows from financing activities:
Proceeds from sale of common stock	462,833	—
Proceeds from revolving credit facility	618,000	370,000
Principal payments on revolving credit facility	(938,000)	(355,570)
Deferred financing costs	(3,587)	(99)
Purchases of treasury stock	(2,771)	(5,240)
Other	—	(176)
Net cash provided by financing activities	136,475	8,915
Decrease in cash and cash equivalents	(33,546)	(24,707)
Cash and cash equivalents:
Beginning of period	45,811	91,901
End of period	$12,265	$67,194
Supplemental non-cash transactions:
Change in accrued capital expenditures	$(233,913)	$99,103
Change in asset retirement obligations	3,405	5,134

Non-GAAP Financial Measures
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. Adjusted EBITDA is not a measure of net income (loss) or cash flows as determined by United States generally accepted accounting principles, or GAAP.
The following table presents reconciliations of the GAAP financial measures of net income (loss) and net cash provided by operating activities to the non-GAAP financial measure of Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands)
Net income (loss)	$27,055	$121,587	$(44,216)	$330,373
Gain on sale of properties	(172)	(43)	(172)	(187,076)
Net gain on derivative instruments	(103,637)	(103,426)	(111,285)	(20,253)
Derivative settlements (1)	78,100	(11,129)	291,436	(24,773)
Interest expense, net of capitalized interest	36,513	39,420	112,702	118,568
Depreciation, depletion and amortization	123,734	106,972	361,430	295,520
Impairment of oil and gas properties	80	1,439	24,917	2,243
Rig termination	—	—	3,895	—
Exploration expenses	327	1,100	2,252	1,955
Stock-based compensation expenses	5,966	6,077	19,629	15,755
Income tax (benefit) expense	20,392	76,484	(17,829)	201,290
Other non-cash adjustments	883	351	782	(277)
Adjusted EBITDA	$189,241	$238,832	$643,541	$733,325

Net cash provided by operating activities	$50,451	$187,238	$280,337	$673,492
Derivative settlements (1)	78,100	(11,129)	291,436	(24,773)
Interest expense, net of capitalized interest	36,513	39,420	112,702	118,568
Rig termination	—	—	3,895	—
Exploration expenses	327	1,100	2,252	1,955
Deferred financing costs amortization and other	(2,409)	(1,989)	(7,468)	(5,209)
Current tax expense	—	(2,369)	—	3,742
Changes in working capital	25,376	26,210	(40,395)	(34,173)
Other non-cash adjustments	883	351	782	(277)
Adjusted EBITDA	$189,241	$238,832	$643,541	$733,325

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments on a gross basis for the periods presented:

	Exploration and Production
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands)
Income (loss) before income taxes	$29,070	$190,152	$(104,102)	$504,657
Gain on sale of properties	(172)	(43)	(172)	(187,076)
Net gain on derivative instruments	(103,637)	(103,426)	(111,285)	(20,253)
Derivative settlements (1)	78,100	(11,129)	291,436	(24,773)
Interest expense, net of capitalized interest	36,513	39,420	112,702	118,568
Depreciation, depletion and amortization	122,075	105,548	357,664	292,253
Impairment of oil and gas properties	80	1,439	24,917	2,243
Rig termination	—	—	3,895	—
Exploration expenses	327	1,100	2,252	1,955
Stock-based compensation expenses	5,761	5,877	19,276	15,398
Other non-cash adjustments	883	351	782	(277)
Adjusted EBITDA	$169,000	$229,289	$597,365	$702,695

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

	Well Services
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands)
Income before income taxes	$10,950	$23,388	$29,588	$53,212
Depreciation, depletion and amortization	4,904	3,960	14,430	9,719
Stock-based compensation expenses	544	524	1,530	1,183
Adjusted EBITDA	$16,398	$27,872	$45,548	$64,114

	Midstream Services
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands)
Income before income taxes	$18,828	$5,126	$44,039	$15,854
Depreciation, depletion and amortization	1,509	979	4,070	2,713
Stock-based compensation expenses	206	—	529	—
Adjusted EBITDA	$20,543	$6,105	$48,638	$18,567

Adjusted Net Income and Adjusted Diluted Earnings Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income (loss) after adjusting first for (1) the impact of certain non-cash and non-recurring items, including non-cash changes in the fair value of derivative instruments, impairment of oil and gas properties, and other similar non-cash and non-recurring charges, and then (2) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate in the same period. Adjusted Net Income is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) to the non-GAAP financial measure of Adjusted Net Income and the GAAP financial measure of diluted earnings (loss) per share to the non-GAAP financial measure of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands, except per share data)
Net income (loss)	$27,055	$121,587	$(44,216)	$330,373
Gain on sale of properties	(172)	(43)	(172)	(187,076)
Net gain on derivative instruments	(103,637)	(103,426)	(111,285)	(20,253)
Derivative settlements (1)	78,100	(11,129)	291,436	(24,773)
Impairment of oil and gas properties	80	1,439	24,917	2,243
Rig termination	—	—	3,895	—
Other non-cash adjustments	883	351	782	(277)
Tax impact (2)	10,635	43,560	(60,222)	87,131
Adjusted Net Income	$12,944	$52,339	$105,135	$187,368

Diluted earnings (loss) per share	$0.20	$1.21	$(0.35)	$3.29
Gain on sale of properties	—	—	—	(1.86)
Net gain on derivative instruments	(0.76)	(1.03)	(0.87)	(0.20)
Derivative settlements (1)	0.57	(0.11)	2.28	(0.25)
Impairment of oil and gas properties	—	0.01	0.19	0.02
Rig termination	—	—	0.03	—
Other non-cash adjustments	0.01	—	0.01	—
Tax impact (2)	0.07	0.44	(0.47)	0.87
Adjusted Diluted Earnings Per Share	$0.09	$0.52	$0.82	$1.87

Diluted weighted average shares outstanding	137,014	100,306	127,827	100,356

Effective tax rate	43.0%	38.6%	28.7%	37.9%

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	The tax impact is computed utilizing the Company’s effective tax rate on the adjustments for certain non-cash and non-recurring items.